UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-11(c)or §240.14a-12

SYSTEMAX INC.

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Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

NOTICE OF ADJOURNED ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 29, 2005

Dear Stockholders:

          The 2005 Annual Meeting of the Stockholders of Systemax Inc. (the "Company"), previously scheduled for May 24, 2005, was rescheduled and will now be held at the offices of the Company, 11 Harbor Park Drive, Port Washington, New York, on Thursday, December 29, 2005 at 2:00 p.m. for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect the Company's Board of Directors.

2.	To consider and vote upon a proposal to approve the Restricted Stock Unit Agreement between the Company and Gilbert Fiorentino.

3.	To consider and vote upon a proposal to approve the Company's 2005 Employee Stock Purchase Plan.

4.	To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

          The Board of Directors has fixed the close of business on December 8, 2005 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

           Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

          If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

           Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

Sincerely, CURT S. RUSH, General Counsel and Secretary

Port Washington, New York
December 13, 2005

Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

PROXY STATEMENT

Introduction

          This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Systemax Inc., a Delaware corporation (the "Company"), for the 2005 Annual Meeting of Stockholders of the Company on December 29, 2005. It replaces the proxy statement previously distributed under cover of a notice dated May 2, 2005. The Notice of Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about December 13, 2005 to stockholders of record as of the close of business on December 8, 2005. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Company's Transfer Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038 Attention: Proxy Department, in writing, or by executing a subsequent proxy, which revokes your previously executed proxy. The Company's principal executive offices are located at 11 Harbor Park Drive, Port Washington, New York 11050.

Voting of Proxies

           Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted for proposals 1, 2 and 3. Under the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and the Company's By-Laws, (1) the affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required to elect the nominated Directors (Proposal 1) and (2) the affirmative vote of the holders of at least a majority of the shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required in order to (a) approve the Restricted Stock Agreement, dated October 12, 2004, between the Company and Gilbert Fiorentino (Proposal 2) and (b) approve the Company's 2005 Employee Stock Purchase Plan (Proposal 3).

          A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the outstanding shares of common stock of the Company. Abstentions will be treated as votes cast on particular matters as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker non-votes will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote, but will be treated as shares present or represented for purposes of establishing a quorum.

          If shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder in accordance with the record holder's requirements in order to ensure the shares are properly voted. Under the rules of the New York Stock Exchange, member brokers who do not receive instructions from beneficial owners will be allowed to vote on the election of Directors but not on the proposed approval of the Restricted Stock Agreement and the 2005 Employee Stock Purchase Plan. If you want your shares to be voted on these issues, you must instruct your broker if your shares are held in street name.

          A list of stockholders of the Company satisfying the requirements of Section 219 of the Delaware General Corporation Law shall be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company at least ten days prior to the Annual Meeting.

          On December 8, 2005, there were outstanding and entitled to vote 34,713,882 shares of common stock of the Company entitled to one vote per share. Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

1. Election of Directors

          At the meeting, seven Directors are to be elected to serve until their successors have been elected and qualified. Information regarding such nominees is set forth below.

          The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the other Board nominees and, unless the number of nominees is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

          Each of the nominees has served as a director during the fiscal year ended December 31, 2004. If voting by proxy with respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.

Nominees

           Richard Leeds has served as Chairman and Chief Executive Officer of the Company since April 1995. From April 1995 to February 1996 Mr. Leeds also served as Chief Financial Officer of the Company. Mr. Leeds joined the Company in 1982 and since 1984 has served in various executive capacities. Mr. Leeds graduated from New York University in 1982 with a B.S. in Finance. Richard Leeds is the brother of Bruce and Robert Leeds.

           Bruce Leeds has served as Vice Chairman since April 1995. Mr. Leeds served as President of International Operations from 1990 until March 2005. Mr. Leeds joined the Company after graduating from Tufts University in 1977 with a B.A. in Economics and since 1982 has served in various executive capacities.

           Robert Leeds has served as Vice Chairman since April 1995. Mr. Leeds served as President of Domestic Operations from April 1995 until March 2005. Since 1982 Mr. Leeds has served in various executive capacities with the Company. Mr. Leeds graduated from Tufts University in 1977 with a B.S. in Computer Applications Engineering and joined the Company in the same year.

           Gilbert Fiorentino has served as a Director of the Company since May 25, 2004. Mr. Fiorentino is President and Chief Executive Officer of Tiger Direct Inc., a company he founded in 1988. Tiger Direct became a wholly owned subsidiary of the Company in 1996. Mr. Fiorentino graduated with honors in 1981 from the University of Miami with a BS degree in Economics and graduated in 1984 from the University of Miami Law School. He was an adjunct professor of Business Law at the University of Miami from 1985 through 1994.

           Robert D. Rosenthal has served as a Director of the Company since July 1995. Mr. Rosenthal is Chairman and Chief Executive Officer of First Long Island Investors, Inc., which he co-founded in 1983. From July 1971 until September 1983, Mr. Rosenthal held increasingly responsible positions at Entenmann's Inc., eventually becoming Executive Vice President and Chief Operating Officer. Mr. Rosenthal is a 1971 cum laude graduate of Boston University and a 1974 graduate of Hofstra University Law School.

           Stacy S. Dick has served as a Director of the Company since November 1995. Mr. Dick became Managing Director of Rothschild Inc. in January 2004 and, since March 2001, has also served as Chief Executive Officer of Continuation Investments NV, another entity controlled by Rothschild family interests. From August 1998 to March 2001 Mr. Dick was a principal of Evercore Partners, an investment banking firm. From 1992 until July 1998 Mr. Dick held increasingly responsible positions at Tenneco Inc., eventually becoming Executive Vice President of Tenneco Inc. Prior to joining Tenneco Inc. he was a Managing Director of The First Boston Corporation, a position he held beginning in 1989. Mr. Dick graduated from Harvard University with an AB degree magna cum laude in 1978 and received a Ph.D. in Business Economics from Harvard in 1983.

           Ann R. Leven has served as a Director of the Company since May 2001. Ms. Leven served as Treasurer and Chief Fiscal Officer of the National Gallery of Art in Washington D.C. from December 1990 to October 1999. From August 1984 to December 1990 she was Chief Financial Officer of the Smithsonian Institution. Ms. Leven has been a Director of the Delaware Investment's Family of Mutual Funds since September 1989. From December 1999 to May 2003 Ms. Leven was a Director of Recoton Corporation. From 1975 to 1993 Ms. Leven taught business strategy and administration at the Columbia University Graduate School of Business. She received an M.B.A. degree from Harvard University in 1964.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES, WHICH IS DESIGNATEDAS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

Independence of Directors

          In the judgment of the Board of Directors, each of the following Directors of the Company meets the standards for independence required by the New York Stock Exchange and the Securities Exchange Act of 1934: Robert D. Rosenthal, Stacy S. Dick and Ann R. Leven. The Board made this determination based on (a) the absence of any of the express disqualifying criteria relating to director independence set forth in Section 303A of the Corporate Governance Rules of the New York Stock Exchange and (b) the criteria for independence required of audit committee directors by Section 10A(m)(3) of Securities Exchange Act of 1934. As a "controlled company", the Company is exempt from the New York Stock Exchange requirements (a) that listed companies have a majority of independent directors, and (b) that the members of the Compensation and Nominating/Corporate Governance Committees of listed companies be composed entirely of independent directors. A "controlled company" is defined by the New York Stock Exchange as a company of which more than 50% of the voting power is held by an individual, group or other company. The Company is a "controlled company" in that more than 50% of the voting stock of the Company, in the aggregate, is owned by certain members of the Leeds family (including Richard Leeds, Robert Leeds and Bruce Leeds, each of whom is an officer and Director of the Company) and certain Leeds' family trusts (collectively, the "Leeds Group"). The Leeds Group has entered into a Stockholders Agreement with respect to certain shares of Company stock it owns. See "Certain Relationships and Related Transactions" below.

Corporate Ethics Policy

          The Company has adopted a Corporate Ethics Policy (revised as of March 30, 2005) that applies to all employees of the Company including the Company's Chief Executive Officer, Chief Financial Officer and Controller, its principal accounting officer. The Corporate Ethics Policy is designed to deter wrongdoing and to promote honest and ethical conduct, compliance with applicable laws and regulations, full and accurate disclosure of information requiring public disclosure and the prompt reporting of Policy violations. The Company's Corporate Ethics Policy (as amended), annexed as an exhibit to the Company's report on Form 8-K dated March 30, 2005, is available on the Company's website (www.systemax.com) and can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

Stockholder Communications with Directors

           Stockholders of the Company who wish to communicate with the Board or any individual Director can write to Systemax Inc., Attention: Investor Relations, 11 Harbor Park Drive, Port Washington, NY 11050. Your letter should indicate that you are a stockholder of the Company. Depending on the subject matter of your inquiry, management will forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, as might be the case if you request information about the Company or it is a stockholder related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

          At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and make those communications available to any requesting Director.

Director Attendance at Annual Meetings

          The Company expects each Director to attend its Annual Stockholders Meeting, unless he or she has a valid excuse such as illness or a conflict in schedules. The Company usually schedules a separate Board meeting in conjunction with the Stockholders meeting, to elect officers and discuss other Company matters. Last year all of the Directors attended the Annual Stockholders Meeting.

Board Meetings

           During the year 2004 the Board of Directors held four meetings, the Audit Committee held ten meetings, the Compensation Committee held two meetings, the Nominating/Corporate Governance Committee held one meeting and the Executive Committee held one meeting. All of the Directors attended at least 75% of all of the meetings of the Board and the respective committees of the Board of which they were members.

Committees of the Board

          The Board of Directors has the following standing committees:

           Audit Committee

          The Audit Committee is appointed by the Board of Directors to assist the Board with oversight of (i) the integrity of the financial statements of the Company, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independence and qualifications of the Company's external auditors, and (iv) the performance of the Company's internal audit function and external auditors. It is the Audit Committee's responsibility to retain or terminate the external auditors and to prepare the Audit Committee report that the Securities and Exchange Commission requires to be included in the Company's Annual Proxy Statement. (See "Report of the Audit Committee" below.) As part of its activities, the Audit Committee meets with the Company's external auditors at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results. In addition, the Audit Committee receives and considers the external auditors' comments and recommendations as to internal controls, accounting staff, management performance and auditing procedures. The Audit Committee is also responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Board of Directors adopted an Audit Committee Charter in June 2000 and a Revised Audit Committee Charter in February 2003. The rules of the Securities and Exchange Commission require that the Company attach a copy of such charter to the proxy statement at least once every three years. A copy of the Revised Audit Committee Charter was annexed to the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders and is available on the Company's website, www.systemax.com. The members of the Committee are Stacy S. Dick, Robert D. Rosenthal and Ann R. Leven. Mr. Dick is the current Chairman of the Committee. All the members of the Audit Committee are non-management directors (i.e. they are neither officers nor employees of the Company). The Committee meets regularly both with and without management participation. In the judgment of the Board of Directors, each of the members of the Audit Committee meets the standards for independence required by the rules of the Securities and Exchange Commission and New York Stock Exchange. In addition, the Board of Directors has determined that each of the members of the Audit Committee is an "audit committee financial expert" as defined by regulations of the Securities and Exchange Commission.

           Interested parties who wish to communicate directly with the Chairman of the Audit Committee or the Audit Committee as a group can write to Systemax Inc., Attention: Audit Committee, 11 Harbor Park Drive, Port Washington, NY 11050.

           Nominating/Corporate Governance Committee

          In February 2003, the Board of Directors formed a Nominating/Corporate Governance Committee. The responsibilities of the committee include, among other things (i) identifying individuals qualified to become Board members and recommending to the Board nominees to stand for election at any meeting of stockholders, (ii) identifying and recommending nominees to fill any vacancy, however created, in the Board, (iii) developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance principles (including director qualification standards, responsibilities and compensation) and periodically reviewing the code and principles. The members of the Nominating/Corporate Governance Committee are Messrs. Richard Leeds (Chairman), Rosenthal and Dick and Ms. Leven. In nominating candidates to become Board members, the Committee shall take into consideration such factors as it deems appropriate, including the experience, skill, integrity and background of the candidates. The Committee may consider candidates proposed by management or stockholders but is not required to do so. The Committee does not have any formal policy with regard to the consideration of any Director candidates recommended by the security holders or any minimum qualifications or specific procedure for identifying and evaluating nominees for Director as the Board does not believe that such a formalistic approach is necessary or appropriate at this time. Stockholders and other Company security holders may propose candidates for Board membership by writing to Systemax Inc., Attention: Nominating/Corporate Governance Committee, 11 Harbor Park Drive, Port Washington, NY 11050 so that the nomination is received by the Company by March 31, 2005 to be considered for the 2006 Annual Meeting. The Charter for the Nominating/Corporate Governance Committee is available on the Company's website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

           Compensation Committee

          The Compensation Committee's responsibility is to review and approve corporate goals relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer's performance in light of such goals, to set the compensation of the Chief Executive Officer. The Compensation Committee also approves (a) the annual compensation of the other executive officers of the Company, (b) the annual compensation of certain subsidiary managers, and (c) all individual stock-based incentive grants. Stock incentive grants to persons subject to Section 16 of the Securities Exchange Act (primarily executive officers, Directors and 10% stockholders) must also be approved by a subcommittee consisting solely of two or more non-employee Directors or the full Board of Directors. The Committee is also responsible for reviewing and making periodic recommendations to the Board with respect to the general compensation, benefits and perquisite policies and practices of the Company including the Company's incentive-based and equity-based compensation plans. The Compensation Committee also prepares an annual report on executive compensation for inclusion in the Annual Proxy Statement. (See "Compensation Committee Report to Stockholder" below.) The charter for the Compensation Committee is available on the Company's website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050. The members of the Compensation Committee are Messrs. Robert Leeds (Chairman), Rosenthal and Dick.

           Executive Committee

          The Board of Directors formed an Executive Committee on March 2, 2004 consisting of the Chairman of the Board and any Vice Chairman and such other directors as may be named thereto by the Board of Directors. The current members of the Executive Committee are Messrs. Richard Leeds, Robert Leeds and Bruce Leeds. Among other duties (as may be assigned by the Board from time to time), the Executive Committee is authorized to oversee the operations of the Company, supervise the executive officers of the Company, review and make recommendations to the Board of Directors regarding the strategic direction of the Company and review and make recommendations to the Board of Directors regarding all possible acquisitions or other significant business transactions. It is also authorized to manage the affairs of the Corporation between meetings of the Board of Directors and the Committee has all of the powers of the Board of Directors not inconsistent with any provisions of the Delaware General Corporation Law, the Company's By-Laws or other resolutions adopted by the Board but does not generally exercise such authority.

Compensation of Directors

          The Company's policy is not to pay compensation to Directors who are also employees of the Company. Each non-employee Director is currently paid a fee of $25,000 per year and $2,000 for each meeting of the Board of Directors and each committee meeting in which the Director participates. In addition, the Chairman of the Audit Committee of the Board receives an additional $5,000 per year. The non-employee Directors of the Company also currently receive, annually, an option to purchase 2,000 shares of Common Stock pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors. During 2004, Mr. Dick, Mr. Rosenthal and Ms. Leven each received options to purchase 2,000 shares of Common Stock pursuant to this plan.

REPORT OF THE AUDIT COMMITTEE *

          The Audit Committee of the Board of Directors of the Company operates under its charter, which was originally adopted by the Board of Directors in 2000 and revised in February 2003. Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company's policies and legal requirements. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuance of a report thereon; they also perform limited reviews of the Company's unaudited quarterly financial statements.

          The Audit Committee's responsibility is to engage the independent auditors, monitor and oversee these accounting, financial and audit processes and report its findings to the full board. It also investigates matters related to the Company's financial statements and controls as it deems appropriate. In the performance of their oversight functions, the members of the Audit Committee rely upon the information, opinions, reports and statements presented to them by Company management and by the independent auditors, as well as by other experts that the Committee hires. The Committee is currently in the process of reviewing accountants to replace Deloitte & Touche LLP as the Company's independent auditors, which resigned in November 2005.

          The Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2004 with representatives of management, in both their original and amended forms, who represented that the Company's consolidated financial statements for fiscal 2004 were prepared in accordance with generally accepted accounting principles. It also discussed with Deloitte & Touche LLP, the Company's independent registered public accountants for fiscal 2004, those matters required to be reviewed pursuant to Statement of Accounting Standards No. 61 ("Communication with Audit Committees"). The Committee has also received from Deloitte & Touche LLP written independence disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and had a discussion with them regarding their independence.

           Based on the review of the representations of management, the discussions with management and the independent accountants and the review of the report of the independent accountants to the Committee, the Audit Committee recommended to the Board of Directors that the financial statements of the Company for the year ended December 31, 2004 as audited by Deloitte & Touche LLP be included in the Company's Annual Report on Form 10-K, as amended by Form 10-K/A (amendment no. 1) filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Stacy S. Dick Robert D. Rosenthal Ann R. Leven

__________

* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed "soliciting material" or filed under such Acts.

Executive Officers

          The following table sets forth certain information with respect to the executive officers of the Company as of December 8, 2005.

       Name                      Age          Office
       ----                      ---          ------

       Richard Leeds              45          Chairman and Chief Executive Officer; Director

       Bruce Leeds                50          Vice Chairman; Director

       Robert Leeds               50          Vice Chairman; Director

       Steven M. Goldschein       59          Senior Vice President and Chief Financial Officer

       Gilbert Fiorentino         45          President and Chief Executive Officer of Tiger
                                              Direct, Inc.; Director

       Michael J. Speiller        51          Vice President and Controller

       Curt S. Rush               51          General Counsel and Secretary

           For information on Richard Leeds, Bruce Leeds, Robert Leeds and Gilbert Fiorentino see page 2.

           Steven M. Goldschein joined the Company in December 1997 and was appointed Senior Vice President and Chief Financial Officer of the Company in January 1998. From 1982 through December 1997 Mr. Goldschein was Vice President-Administration and Chief Financial Officer of Lambda Electronics Inc. From 1980 through 1982 he was that company's Corporate Controller. Mr. Goldschein is a 1968 graduate of Michigan State University and a Certified Public Accountant in New York.

           Michael J. Speiller has been Vice President and Controller since October 1998. From December 1997 through September 1998 Mr. Speiller was Vice President and Chief Financial Officer of Lambda Electronics Inc. From 1982 through 1997 he was Vice President and Controller of Lambda Electronics Inc. From 1980 through 1982 he was a divisional controller for that company. Prior to that he was an auditor with the accounting firm of Ernst & Young. Mr. Speiller graduated in 1976 with a B.S. degree in Public Accounting from the State University of New York at Albany and is a Certified Public Accountant in New York.

          Curt S. Rush has been General Counsel to the Company since September 1996 and was appointed Secretary of the Company in October 1996. Prior to joining the Company, Mr. Rush was employed from 1993 to 1996 as Corporate Counsel to Globe Communications Corp. and from 1990 to 1993 as Corporate Counsel to the Image Bank, Inc. Mr. Rush graduated from Hunter College in 1981 with a B.A. degree in Philosophy and graduated cum laude from Brooklyn Law School in 1984 where he was editor of the Law Review. He was admitted to the Bar of the State of New York in 1985.

Stock Ownership of Certain Beneficial Owners and Management

          The following table provides certain information regarding the beneficial ownership(1) of the Company's Common Stock as of December 8, 2005 by (i) each of the Company's Directors and officers listed in the summary compensation table, (ii) all current Directors and executive officers as a group and (iii) each person known to the Company to be the beneficial owner of 5% or more of any class of the Company's voting securities.

                                                   Amount and Nature of
       Director and Executive Officers             Beneficial Ownership       Percent of Class
       -------------------------------             --------------------       ----------------
       Richard Leeds(2)                                   10,503,236               30. 3%

       Bruce Leeds(3)                                     15,320,096               44.1%

       Robert Leeds(4)                                     2,010,212                5.8%

       Gilbert Fiorentino(5)                                 235,000                0.7%

       Stacy S. Dick(6)                                       12,500                 *

       Robert D. Rosenthal(7)                                 37,000                 *

       Ann R. Leven(8)                                         7,000                 *

       Steven M. Goldschein(9)                               142,667                 *

       All current  Directors and executive  officers
       of the Company (10 persons)                        25,057,494                72.2%

       __________________________
       * less than 1%
(1)	As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise stated, each person owns the reported shares directly and has the sole right to vote and determine whether to dispose of such shares.

(2)	Includes 1,838,583 shares owned by a limited partnership of which Richard Leeds is the general partner. Also includes 1,515,412 shares owned by irrevocable trusts for the benefit of his brothers' children for which Richard Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Richard Leeds has an indirect pecuniary interest.

(3)	Includes 6,654,943 shares owned by an irrevocable trust for the benefit of Robert Leeds for which Bruce Leeds acts as trustee. Also includes 1,515,412 shares owned by irrevocable trusts for the benefit of his brothers' children for which Bruce Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Bruce Leeds has an indirect pecuniary interest.

(4)	Includes 1,515,412 shares owned by irrevocable trusts for the benefit of his brothers' children for which Robert Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Robert Leeds has an indirect pecuniary interest.

(5)	Includes options to acquire 235,000 shares that are currently exercisable pursuant to the terms of the Company's 1995 and 1999 Long-Term Stock Incentive Plans. Does not include 200,000 restricted stock units that vested on May 31, 2005 awarded pursuant to an agreement with the Company since the shares (including voting and disposition rights) represented by the restricted stock units cannot be acquired until a Distribution Event (as defined in the agreement).

(6)	Includes options to acquire a total of 12,500 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(7)	Includes options to acquire a total of 23,000 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(8)	Includes options to acquire a total of 6,000 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(9)	Includes options to acquire 141,667 shares that are currently exercisable pursuant to the terms of the Company's 1995 and 1999 Long-Term Stock Incentive Plans.

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that all such filing requirements for the year ended December 31, 2004 were complied with.

Certain Relationships and Related Transactions

                Leases

          The Company currently leases its facility in Port Washington, NY from Addwin Realty Associates, an entity owned by Richard Leeds, Bruce Leeds and Robert Leeds, Directors of the Company and the Company's three senior executive officers and principal stockholders. Rent expense under this lease totaled $612,000 for the year ended December 31, 2004. The Company believes that these payments were no higher than would be paid to an unrelated lessor for comparable space.

                Stockholders Agreement

           Certain members of the Leeds family (including Richard Leeds, Bruce Leeds and Robert Leeds) and Leeds' family trusts entered into a Stockholders Agreement pursuant to which the parties to such agreement agreed to vote in favor of the nominees of the Board of Directors designated by the holders of a majority of shares of Common Stock held by such stockholders at the time of the Company's initial public offering of Common Stock (the "Shares"). In addition, such agreement prohibits the sale of the Shares without the consent of the holders of a majority of the Shares held by all parties to such agreement, subject to certain exceptions, including sales pursuant to an effective registration statement and sales made in accordance with Rule 144. Such agreement also grants certain drag-along rights in the event of the sale of all or a portion of the Shares held by holders of a majority of the Shares. As of December 31, 2004, the parties to the Stockholders Agreement beneficially owned 24,777,000 shares of Common Stock subject to such agreement (constituting approximately 72% of the Common Stock outstanding).

           Pursuant to the Stockholders Agreement, the Company granted to the then-existing stockholders party to such agreement demand and incidental, or "piggy-back," registration rights with respect to the Shares. The demand registration rights generally provide that the holders of a majority of the Shares may require, subject to certain restrictions regarding timing and number of Shares, that the Company register under the Securities Act all or part of the Shares held by such stockholders. Pursuant to the incidental registration rights, the Company is required to notify such stockholders of any proposed registration of the Shares under the Securities Act and if requested by any such stockholder to include in such registration any number of shares of Shares held by it subject to certain restrictions. The Company has agreed to pay all expenses and indemnify any selling stockholders against certain liabilities, including under the Securities Act, in connection with registrations of Shares pursuant to such agreement.

                Related Business

           Richard Leeds and Robert Leeds are minority owners of a wholesale business that sells to certain mass merchant customers products, which, in some instances, are similar to the type of products sold by the Company. In 2004 the Company sold approximately $40,000 in merchandise to this business. The Company believes these sales were made on an arms-length basis.

Compensation of Executive Officers

          The following table sets forth the compensation earned by the Chief Executive Officer ("CEO") and the four most highly compensated executive officers other than the CEO for the years ended December 31, 2002, 2003 and 2004.

                                                Summary Compensation Table

                                                                                                         Long-term
                                                                     Annual Compensation                 Compensation
                                                           -----------------------------------------     -------------

                                                                                                         Securities
                                                                                       Other Annual      Underlying
         Name and Principal Position             Year            Salary    Bonus    Compensation (1)     Options (#)
         ---------------------------             ----            ------    -----    ----------------     -----------

Richard Leeds                                    2004           $403,348   $250,000            $2,796       None
Chairman and Chief Executive Officer             2003            378,101     75,000             2,867       None
                                                 2002            367,500     75,000             2,720       None

Bruce Leeds                                      2004            403,348     -                  9,917       None
Vice Chairman and President of                   2003            378,101     75,000             2,398       None
 International Operations                        2002            367,500     75,000             2,377       None

Robert Leeds                                     2004            403,348     -                  2,328       None
Vice Chairman and President of                   2003            378,101     75,000             2,340       None
 Domestic Operations                             2002            367,500     75,000             2,340       None

Gilbert Fiorentino                               2004            400,000    250,000             8,050     166,667
President and CEO of                             2003            -           -                     -         -
 Tiger Direct, Inc. (2)                          2002            -           -                     -         -

Steven M. Goldschein                             2004            396,193     40,000             1,999       None
Senior Vice President and Chief                  2003            371,157     30,000             2,527      40,000
 Financial Officer                               2002            357,666     20,000             2,573      37,500
(1)	Includes the Company's pension and profit sharing plan contributions, automobile and gasoline allowance and excess life insurance coverage over $50,000.

(2)	Mr. Fiorentino was not considered an executive officer of the Company until 2004.

                                         Option Grants in Last Fiscal Year

                                                  Individual Grants
                              ---------------------------------------------------------
                                               Percent of                                  Potential Realizable
                              Number of          Total                                           Value at
                             Securities         Options                                       Assumed Annual
                             Underlying        Granted to    Exercise or                      Rates of Stock
                               Options         Employees     Base Price    Expiration       Price Appreciation
                             Granted (#)       In Fiscal      ($/Share)       Date            For Option Term
           Name              ----------           Year       -----------   -----------        5%($)   10%($)
           ----                                                                               -----   ------

  Richard Leeds                  --                --             --            --           --           --

  Bruce Leeds                    --                --             --            --           --           --

  Robert Leeds                   --                --             --            --           --           --

  Gilbert Fiorentino           166,667           21.4%          $5.65       10/11/2014    $592,000    $1,501,000

  Steven M.                      --                --             --            --            --          --

  Goldschein

                          Aggregated Option Exercises in Last Fiscal Year and
                                     Fiscal Year-End Option Values

                                                            Number of
                                                            Securities           Value of
                                                            Underlying          Unexercised
                                                           Unexercised         In-the-Money
                                Shares                      Options at          Options at
                               Acquired                 December 31, 2004    December 31, 2004
                                  on         Value       (#)Exercisable/       Exercisable/
   Name                      Exercise(#)   Realized($)    Unexercisable        Unexercisable
   ----                      -----------   -----------  -----------------     --------------

   Richard Leeds                  -            -                -                    -

   Bruce Leeds                    -            -                -                    -

   Robert Leeds                   -            -                -                    -

   Gilbert Fiorentino             -            -          223,292/466,041    $430,000/$68,000

   Steven  M. Goldschein          -            -          118,958/36,042     $314,000/$51,000

Compensation Committee Report to Stockholders *

          The Compensation Committee's responsibility is to review and approve corporate goals relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer's performance in light of such goals, to set the compensation of the Chief Executive Officer. The Compensation Committee or a subcommittee thereof also approves (a) the annual compensation of the other executive officers of the Company, (b) the annual compensation of certain subsidiary managers, and (c) all individual stock incentive grants. The Committee is also responsible for reviewing and making periodic recommendations to the Board with respect to the general compensation, benefits and perquisite policies and practices of the Company including the Company's incentive-based and equity-based compensation plans.

          In establishing compensation and benefit levels for executive officers, the Committee seeks to (1) attract and retain individuals of superior ability and managerial talent, (2) motivate executive officers to increase Company performance primarily for the benefit of its stockholders but also for the benefit of its customers and other constituencies and (3) reward executives for superior individual contributions to the achievement of the Company's business objectives. To these ends, the Company's executive compensation package may consist of a base salary, annual cash bonus compensation and stock-based long-term incentive awards.

           Salary levels generally are determined based on the Committee's subjective assessment of prevailing levels among the Company's competitors. At higher levels, however, individual and Company performance will be given greater weight, along with competitive considerations.

          In establishing annual bonuses, the Committee considers such factors relating to the Company's overall performance as it, in its discretion, deems appropriate and assigns such weight to each such factor, as it deems appropriate. The Committee may also consider its assessment of each individual's contribution to the improvement of operating results, growth, profitability and efficient operation of the Company.

           Stock-based incentives, at the present time consisting of (a) stock options granted at 100% or more of the stock's fair market value on the grant date and/or (b) restricted stock units granted subject to certain performance conditions, constitute the long-term portion of the Company's executive compensation package. Stock options provide an incentive for executives to increase the Company's stock price and, therefore, the return to the Company's stockholders. The vesting of certain executive stock options may be accelerated based upon the achievement of certain financial objectives by certain divisions of the Company. The number and timing of stock option grants are decided by the Committee based on its subjective assessment, with the advice of independent consultants, of prevailing levels of similar compensation among the Company's competitors. Stock option and restricted stock unit grants to officers and Directors must be approved by the Board of Directors. The Compensation Committee has also recommended the establishment of an employee stock purchase plan (the terms of which are described elsewhere in this proxy statement) for which stockholder approval is being sought. In addition, a subcommittee (composed solely of non-employee members) of the Compensation Committee approved the Restricted Stock Agreement between the Company and Gilbert Fiorentino (the terms of which are described elsewhere in this proxy statement), for which stockholder approval is also being sought.

COMPENSATION COMMITTEE Robert Leeds Robert D. Rosenthal Stacy S. Dick

_____________

*This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

          The members of the Company's Compensation Committee for fiscal year 2004 were Robert Leeds, Robert D. Rosenthal and Stacy S. Dick. Other than Robert Leeds, no member of the Compensation Committee is employed by the Company. No Director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission.

Stock Price Performance Graph *

          The graph below compares cumulative total return of the Company, the S & P 500 and the S & P Retail Index for the period beginning December 31, 1999 through December 31, 2004. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The graph and chart assumes that the value of the investment in the Company's Common Stock and for each index was $100 on December 31, 1999 and reflects reinvestment of dividends and market capitalization weighing.

_____________

* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Equity Compensation Plans

          The following table sets forth information, as of December 1, 2005, regarding the Company's existing compensation plans and individual compensation arrangements pursuant to which its equity securities are authorized for issuance to employees and non-employees (such as Directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services. In addition, the Company is seeking stockholder approval for a stock purchase plan that is not included in the following table:

                                            (a)                          (b)                          (c)
                                                                                             Number of securities
                                                                                             remaining for future
                                Number of securities to be    Weighted-average exercise      issuance under equity
                                  issued upon exercise of       price of outstanding          compensation plans
                                   outstanding options,        options, warrants and         (excluding securities
        Plan category               warrants and rights                rights               reflected in column (a))
        -------------           ---------------------------   --------------------------    ------------------------

Equity compensation plans
   approved by security
   holders                               3,846,652                      $2.94                      2,223,798

Equity compensation plans not
   approved by security                         -                         -                             -
   holders                              -------------                                            -------------

Total                                    3,846,652                      $2.94                      2,223,798
                                         =========                                                 =========

2. Proposal to Approve Restricted Stock Unit Agreement between the Company and Gilbert Fiorentino

          On October 12, 2004, following approval by a subcommittee of the Compensation Committee composed solely of non-employee Directors, the Company entered into a Restricted Stock Unit Agreement with Gilbert Fiorentino (the "Restricted Stock Unit Agreement"), the President and Chief Executive Officer of its subsidiary Tiger Direct, Inc. A copy of the Restricted Stock Unit Agreement is annexed as Exhibit A to this proxy statement. The following is a summary of the principal provisions of this Restricted Stock Unit Agreement.

           Pursuant to the Restricted Stock Unit Agreement, Mr. Fiorentino was awarded 1,000,000 restricted stock units, subject, however, to stockholder approval at the 2005 Annual Meeting of Stockholders and to the satisfaction of a condition subsequent of either (a) the Company having positive earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three months ended December 31, 2004 and the EBITDA of all computer divisions in North America for the same three months being not less than 105% of the EBITDA of such divisions for the three months ended December 31, 2003 or (b) the Company having positive EBITDA for calendar 2005. (The conditions set forth in (a) above with respect to the three months ended December 31, 2004 have been satisfied.) Such restricted stock units generally vest at the rate of 20% on May 31, 2005 and 10% per year thereafter on April 1 of each year until the units are fully vested on April 1, 2013. The restricted stock units do not reflect actual issued shares of Systemax common stock; shares are only to be distributed to Mr. Fiorentino within 30 days after a Distribution Event. A Distribution Event is defined as the earliest of the date that Mr. Fiorentino is no longer employed by the Company or Tiger Direct, the date of a change of control (as defined) or January 1, 2006 for the units that vest in 2005 or the date on which any subsequent units vest for units that vest after 2005.

          If Mr. Fiorentino is terminated by the Company without cause (as defined in Mr. Fiorentino's employment agreement with the Company), under most circumstances he would become vested in at least half of the restricted stock units that were awarded to him (or all of such units under certain circumstances if a "Qualified Change of Control" had occurred, as defined in the agreement), subject to the Company's right to redeem such units.

Vote Required for Approval

           Approval of the Restricted Stock Unit Agreement will require the affirmative vote of the holders of a majority of the votes cast on this issue. Pursuant to a Voting Agreement and Irrevocable Proxy, dated as of October 12, 2004, between Richard Leeds, Robert Leeds, Bruce Leeds (collectively, the "Shareholders") and the Company, the Shareholders have agreed to vote in favor of the Restricted Stock Unit Agreement and have appointed the Company, and any individual designated in writing by it, as their proxy and attorney-in-fact to vote their shares in favor of the Restricted Stock Unit Agreement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE RESTRICTED STOCK UNIT AGREEMENT, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

3. Proposal to Approve the Company's 2005 Employee Stock Purchase Plan

          On March 30, 2005, the Board of Directors approved the terms of the Company's 2005 Stock Purchase Plan, subject to stockholder approval. The Company adopted the plan so that it could offer employees (including executive officers) of the Company and designated subsidiaries an opportunity to participate in the ownership of the Company by purchasing shares of common stock at a discounted price through payroll deductions, and to provide an incentive for continued employment. We are asking the stockholders to approve the plan so that we can provide this benefit to new and current employees.

          Two million shares have been approved and reserved for this purpose. The shares reserved under the plan have a value of $6.40 per share based on the closing price of the Company's common stock as reported on the New York Stock Exchange on December 6, 2005. The plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The plan will become effective on January 1, 2006 subject to approval by the Company's stockholders.

          A copy of the Company's 2005 Employee Stock Purchase Plan is annexed as Exhibit B to this proxy statement. The following is a summary of the principal provisions of the plan; the following summary is qualified in its entirety by reference to the text of the plan:

           Summary of Principal Provisions

           ELIGIBILITY. All employees of the Company and designated subsidiaries who on the first day of an offering period (a) have been an employee for at least one year and (b) are customarily employed for more than 20 hours a week (other than persons who are deemed under Section 423(b) of the Code to own 5% or more of the Company's voting stock) are eligible to participate in the plan. The number of employees potentially eligible to participate in the plan is currently approximately 2800 persons.

           ADMINISTRATION. The plan will be administered by the individual or committee designated by the Board of Directors, which will initially be the Compensation Committee. The plan provides for four "offering periods" each year, commencing on each January 1, April 1, July 1 and October 1 and continuing through the end of the calendar quarter. The first offering period will commence on January 1, 2006. Eligible employees may elect to become participants in the plan by enrolling prior to each quarterly offering period. Shares are purchased through the accumulation of payroll deductions of not less than l% nor more than 10% (in whole percentage increments) of each participant's compensation (as defined in the plan). No interest is paid on such deductions. A participant may discontinue his or her participation in the plan at any time but, except as may otherwise be determined by the plan administrator in advance of an offering period, may not decrease or increase the rate of payroll deductions for any offering period during such offering period. The employee may, however, increase or decrease the rate of payroll deductions for the next commencing offering period by filing with the Company a new authorization for payroll deductions at least one week (or such other deadline as set by the plan administrator) prior to the next offering period. All payroll deductions made for a participant are credited to his or her account under the plan and are deposited with the general funds of the Company to be used for any corporate purpose. The amount by which an employee's payroll deductions exceed the amount required to purchase the shares subject to option will be refunded to the employee with no interest thereon. Amounts attributable to fractional share interests are rolled over into the next offering period.

           NUMBER OF SHARES PURCHASABLE AND PURCHASE PRICE. The number of shares to be purchased is determined by dividing the participant's balance in the plan account on the last day of the offering period by the purchase price per share for the stock unless the plan administrator has established in advance of the offering period a lower maximum. The purchase price per share will be 95% of the lesser of the fair market value of the common stock as of the beginning or ending date of the quarterly offering period of shares for the participant's account. The plan administrator, however, has the ability to increase the discount (but in no event greater than 15% of the fair market value) and to determine the fair market value solely as of the beginning or ending date if such determination is made prior to an offering period. The fair market value of common stock is the closing price as reported on the New York Stock Exchange (or such other exchange or quotation service as may be applicable) for that date. The maximum number of shares of common stock that can be purchased under the plan during any one calendar year by any participant is that number having a fair market value of $25,000 on the first day of the offering period pursuant to which the shares are purchased.

          At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares equal to the participant's accumulated payroll deductions for the offering period divided by 95% of the lesser of the fair market value of a share of the Company's common stock at the beginning or the end of the offering period, subject to the ability of the plan administrator to adjust the discount and valuation date, as discussed above. The shares that a participant elects to purchase will be purchased on the last day of the quarterly offering period. The plan administrator has the right to impose an overall limit on the number of shares issued in any offering period. The Compensation Committee has currently set that limit at 100,000 shares per offering period; however, the Compensation Committee may increase or decrease that limit in the future.

           Unless an employee withdraws his or her participation in the plan or is no longer employed at the end of the offering period, the maximum number of full shares that are purchasable with the accumulated payroll deductions in the employee's account will be purchased for such employee at the applicable purchase price. The shares purchased for the employee will be delivered to him or her as promptly as practicable after the end of the applicable offering period.

          If at the termination of any offering period the total number of shares then available under the plan plus the shares previously purchased under the plan exceeds the maximum number of shares issuable under the plan, the Company will make a pro rata allocation of the shares remaining available.

           TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement or death, or the failure of a participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels his or her participation in the plan immediately.

           TRANSFER RESTRICTIONS. The shares acquired pursuant to the plan must be held by the participants or their estate for one year, or such other period of time as may be established by the plan administrator, unless otherwise agreed by the plan administrator.

           CAPITAL CHANGES. In the event of a subdivision of outstanding shares of common stock, or the payment of a dividend in common stock, the number of shares approved for the plan, and the share limitations, will be increased proportionately, and such other adjustment will be made as may be deemed equitable by the plan administrator. In the event of any other change affecting the common stock, such adjustment shall be made as may be deemed equitable by the plan administrator to give proper effect to such event.

           NON-ASSIGNABILITY. No rights or accumulated payroll deductions of an employee under the plan may be pledged, assigned, transferred or otherwise disposed of in anyway for any reason other than death. Any attempt to do so may be treated by the Company as an election to withdraw from the plan.

           AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors of the Company may at any time amend or terminate the plan. Approval of the stockholders of the Company is required for amendments to the plan only to the extent that stockholder approval is required or desirable to comply with the applicable Code sections and rules and regulations governing employee stock purchase plans, as in effect at the time of the proposed amendment, other applicable laws, rules or regulations or the rules of the self regulatory organization under which the shares of the Company are listed or quoted. Under New York Stock Exchange rules, material amendments to the plan must be submitted for stockholder approval.

           REGISTRATION WITH THE SEC. Upon approval of the plan, the Company intends to file a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the issuance of the shares of common stock under the plan. Shares shall not be issued unless such issuance complies with all applicable provisions of law and the requirements of any stock exchange or automated quotation system upon which the shares of stock may then be listed or quoted.

           TAX INFORMATION. The Company believes that, under present law, the following are the Federal income tax consequences of the issuance and exercise of options under the plan. The plan and the right of participants to make purchases under the plan are intended to qualify as an "employee stock purchase plan" under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the plan or upon any purchase of stock under the plan. All tax consequences are deferred until a participant sells the stock acquired under the plan disposes of such stock by gift or dies.

           Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or disposed of (including by way of gift) more than two years after the first day of the offering period and more than one year after the last day of the offering period, the participant will recognize ordinary income at that time in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of sale or disposition over their purchase price, or (2) 5% (or such other percentage as reflects the discount discussed above) of the fair market value of the shares on the first day of the offering period; any further profit is taxable as capital gain. If the shares are sold and the sale price is less than the purchase price, the difference is treated as capital loss.

          If the shares are sold or disposed of (including by way of gift) before the expiration of the holding periods described in the prior paragraph, the excess of the fair market value of the shares on the last day of the offering period over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if there is no gain realized on the sale or gift. The balance of any gain or loss will be treated as long-term or short-term capital gain or loss depending on the holding period.

          The Company is entitled to deduct for federal income tax purposes the amount taxed as ordinary income to a participant to the extent that ordinary income must be reported when the participant disposes of shares before the expiration of the holding periods described above.

           THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION TO THE PARTICIPANT AND THE COMPANY WITH RESPECT TO SHARES PURCHASED UNDER THE PURCHASE PLAN. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

           New Plan Benefits

           Since purchase rights are subject to discretion, including an employee's decision not to participate in the plan, and will depend on the fair market value of the Company's common stock at various future dates, purchases of common stock under the plan for the current fiscal year are not determinable. The Company's non-employee Directors are not allowed to participate in the Plan.

           Vote Required

           Approval of the Company's 2005 Employee Stock Purchase Plan will require the affirmative vote of the holders of a majority of the votes cast on this issue. There are no rights of appraisal or dissenter's rights as a result of a vote on this issue.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE COMPANY'S 2005 EMPLOYEE STOCK PURCHASE PLAN, WHICH ISDESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY CARD.

Independent Auditor Information

          The Company has not yet selected a registered public accounting firm as the Company's independent auditors for the fiscal year ending December 31, 2005 and therefore no stockholder ratification of such selection is being sought at the Annual Meeting. On November 7, 2005, our certifying accountant, Deloitte & Touche LLP, notified the Company that it will not stand for re-appointment as the Company's independent registered public accountant for the year ending December 31, 2005, stating that the client-auditor relationship would cease upon our filing our Form 10-K/A for the fiscal year ended December 31, 2004. The Company is currently engaged in discussions with auditing firms to replace Deloitte & Touche and serve as our independent auditors. Engagement of a new registered public accounting firm will be approved by the Audit Committee of the Board of Directors.

           During our two most recent fiscal years and the subsequent interim period preceding the notification from Deloitte & Touche on November 7, 2005: (i) there were no disagreements between us and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K) as described in the paragraph below. In addition, Deloitte & Touche's reports on our consolidated financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however, the 2003 report of Deloitte & Touche issued in connection with the 2003 Form 10-K/A contained an explanatory paragraph which addressed the restatement of such year's consolidated financial statements for the correction of an error.

           During our two most recent fiscal years and the subsequent interim period preceding the notification from Deloitte & Touche on November 7, 2005, the following reportable events occurred which caused our auditors to significantly increase the scope of their audit work: (i) An investigation was conducted in 2004 of certain possible irregularities committed by former employees of a subsidiary of the Company in connection with a promotional program; (ii) Deloitte & Touche issued a material weakness letter to us, as previously disclosed in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2004, which addressed (together with material weaknesses identified by management related to errors at the Company's United Kingdom subsidiary which gave rise to the restatement referred to in the prior paragraph) the dependency on back end detective controls to overcome system shortcomings and inadequate financial controls, communication and authority on the part of our management over the Company's operating subsidiaries; (iii) The restatement of our consolidated financial statements for our years ended December 31, 2004, 2003 and 2002 which resulted principally from the discovery of errors in accounting for inventory at our Tiger Direct subsidiary as to 2004 and the timing of revenue recognition as it relates to all years.

           These matters were discussed in detail among management, the audit committee and Deloitte & Touche. The Company has authorized Deloitte & Touche to respond fully to inquiries of the successor accountant concerning the subject matter of the material weakness.

Fees Billed to the Company by Deloitte & Touche LLP for Services During Fiscal 2004

          The fees billed by Deloitte & Touche LLP, our independent auditors in fiscal 2004 and 2003, were as follows:

                                           Fiscal 2004       Fiscal 2003
           Audit Fees                         $986,000          $777,000
           Audit-related Fees                      ---               ---
           Tax Fees                            $79,000           $57,000
           All Other Fees                          ---               ---

           Audit Fees included charges for auditing the Company's annual financial statements and reviewing those financial statements included in the Company's quarterly reports on Form 10-Q. Tax Fees included services for international tax compliance and advice.

           The Audit Committee is responsible for approving every engagement of our independent auditors to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before Deloitte & Touche is engaged to provide those services. The Audit Committee of the Board of Directors has reviewed the services provided to the Company by Deloitte & Touche LLP and believes that the non-audit/review services it has provided are compatible with maintaining the auditor's independence. Deloitte & Touche resigned as our independent auditors effective November 22, 2005. The Audit Committee is currently reviewing candidates for appointment as the Company's independent auditors for fiscal 2005.

Solicitation of Proxies

           The cost of soliciting proxies for the 2005 Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, fax and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing. Consistent with the Company's confidential voting procedure, Directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

Annual Report

           The Annual Report of the Company for the year ended December 31, 2004 as restated was first mailed to all stockholders with this proxy statement.

Stockholder Proposals

           Stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of Directors, must be received by March 31, 2006, to be considered for the 2006 Annual Meeting. The requirements for submitting such proposals are set forth in the Company's By-Laws.

Other Matters

           The Board of Directors does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

           A COPY OF THE COMPANY'S FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2004 IS INCLUDED AS PART OF THE COMPANY'S ANNUAL REPORT PROVIDED WITH THIS PROXY STATEMENT. AN ADDITIONAL COPY MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. Such request should be sent to: SYSTEMAX INC., 11 Harbor Park Drive, Port Washington, New York 11050 Attention: Investor Relations or via email to investinfo@systemax.com.

Available Information

           The Company maintains an internet web site at www.systemax.com. The Company files reports with the Securities and Exchange Commission ("SEC") and makes available free of charge on or through this web site its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including all amendments to those reports. These are available as soon as is reasonably practicable after they are filed with the SEC. All reports mentioned above are also available from the SEC's web site (www.sec.gov). The information on the Company's web site is not part of this proxy statement or any report the Company files with, or furnishes to, the SEC.

           The Company's Board of Board of Directors has adopted the following corporate governance documents (the "Corporate Governance Documents"):

•	Corporate Ethics Policy for officers, directors and employees
•	Charter for the Audit Committee of the Board of Directors
•	Charter for the Compensation Committee of the Board of Directors
•	Charter for the Nominating/Corporate Governance Committee of the Board of Directors

           In accordance with the corporate governance rules of the New York Stock Exchange, each of the Corporate Governance Documents is available on the Company's Company web site (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

Exhibit A

SYSTEMAX INC.
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the "Agreement") is made and entered into on October 12, 2004 but effective as of June 1, 2004, by and between SYSTEMAX INC., a Delaware corporation (the "Company"), and GILBERT FIORENTINO (the "Recipient").

WHEREAS, effective as of June 1, 2004, the Company, and the Recipient entered into an Employment Agreement (the "Employment Agreement") whereby the Recipient performs services as the Chief Executive Officer of Tiger Direct, Inc. (the "Subsidiary") and may, if so appointed by the Board of Directors of the Company, perform services as the Chief Executive Officer of the Company; and

WHEREAS, in accordance with Section 4.6 of the Employment Agreement, the Executive is entitled to be granted restricted stock units from the Company, subject to the terms and conditions specified herein.

NOW, THEREFORE, the Company and the Recipient hereby agree as follows:

1. Grant Pursuant to Plan. This Agreement and the grant of Restricted Stock Units are made pursuant to the Company's 1999 Long-Term Stock Incentive Plan (the "Plan"), the terms of which are incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and the Plan. Unless otherwise provided herein, terms used in this Agreement that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2. Award of Restricted Stock Units. At its meeting on October 12, 2004, the Compensation Committee of the Company's Board of Directors granted to the Recipient one million (1,000,000) Restricted Stock Units (collectively the "Restricted Stock Units"), subject to and conditioned upon the Recipient's execution of the Employment Agreement, approval by the holders of a majority of the Company's common stock at the Company's next annual stockholders meeting, and satisfaction of the conditions (the "Performance Condition") specified in either subparagraph (a) or (b) of this Section 2:

           (a) the provisions of this subparagraph (a) shall be satisfied if:

                      (i) the Company has positive earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three months ending December 31, 2004, and

                      (ii) the EBITDA of all computer divisions in North America of the Company and its subsidiaries (including without limitation Systemax Manufacturing) for the three months ending December 31, 2004 is not less than 105% of the EBITDA of all of the computer divisions in North America of the Company and its subsidiaries (including without limitation Systemax Manufacturing) for the three months ended December 31, 2003, and

           (b) the provisions of this subparagraph (b) shall be satisfied if:

                      (i) the Company has positive EBITDA for the calendar year ending December 31, 2005; and

                      (ii) the EBITDA of all computer divisions in North America of the Companies and its subsidiary (including without limitation Systemax Manufacturing) for the calendar year ending December 31, 2005 is not less than 105% of the EBITDA of all of the computer divisions in North America of the Company and its subsidiaries (including without limitation Systemax Manufacturing) for the calendar year ending December 31, 2004.

           For purposes of the foregoing clauses (a) and (b), EBITDA shall be determined in accordance with generally accepted accounting principles. The parties hereto acknowledge that the terms of this Agreement have been approved by a Committee of the Board of Directors of the Company consisting entirely of at least two non-employee directors. In the event this Agreement is not approved by the holders of a majority of the Company's common stock at the Company's next annual stockholders meeting this Agreement is void and the Recipient forfeits the right to receive any Restricted Stock Units and Restricted Stock hereunder.

3.Vesting of Restricted Stock Units.

           (a) Except as otherwise provided in Sections 3(b) or (c) of this Agreement, or in the Plan, the Restricted Stock Units shall vest in installments as provided below, which shall be cumulative. The following table indicates each date (a "Vesting Date") upon which the Recipient shall be vested with respect to the percentage of Restricted Stock Units granted as indicated beside the date, provided that the Recipient continues to be employed with the Company, the Subsidiary or any of their subsidiaries through and on the applicable Vesting Date and that the Performance Condition is satisfied:

         Percentage of Restricted Stock Units               Vesting Date
         -------------------------------------              ------------

                           20%                              The later of May 31, 2005
                                                            or the date on which the
                                                            Performance Condition
                                                            is satisfied.
                           10%                              April 1, 2006
                           10%                              April 1, 2007
                           10%                              April 1, 2008
                           10%                              April 1, 2009
                           10%                              April 1, 2010
                           10%                              April 1, 2011
                           10%                              April 1, 2012
                           10%                              April 1, 2013

           Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Except as otherwise provided in Section 3(c)(i)(y), upon the termination of the Recipient's employment with the Company, the Subsidiary and their subsidiaries, any unvested portion of the Restricted Stock Units that does not become vested pursuant to the provisions hereof as a result of such termination shall terminate and be null and void. Any portion of the Restricted Stock Units subject to this Agreement that is and has become vested pursuant to this Section 3 shall be referred to as "Vested Units", and any portion of the Restricted Stock Units that is and has not yet become vested shall be referred to as the "Non-Vested Units."

           (b) Notwithstanding any other term or provision of this Agreement, in the event a Qualified Change in Control (as defined in the Employment Agreement) occurs after the Performance Condition has been satisfied, or before December 31, 2005, the Recipient shall become immediately vested in all of the Restricted Stock Units as of the date of the Qualified Change in Control; provided, however, that in the circumstances of a Change in Control as set forth in clause (y)(1) of Section 3.2(c)(iii) of the Employment Agreement, the date of the consummation of the reorganization, merger, consolidation or corporate transaction or series of transactions (rather than the date of the stockholder approval) shall be deemed to be the date of the Change in Control for purposes of this Section 3(b).

           (c) Notwithstanding any other term or provision of this Agreement:

                      (i) if the Recipient's employment with the Company or the Subsidiary is terminated by the Company or the Subsidiary, whichever is applicable, without Cause or by the Recipient for Good Reason either after the Performance Condition has been satisfied, or before December 31, 2005, then:

                      (x) as of the Date of Termination, the Recipient shall become immediately vested in the greater of (1) the portion of the Restricted Stock Units in which the Recipient would have been vested had his employment not terminated until the first anniversary of the Date of Termination, or (2) 50% of the Restricted Stock Units (the "Vested Units"), and shall entitled to an immediate distribution of that number of shares of Common Stock of the Company that is represented by those Vested Units; provided, however, that the Company shall have the right to redeem the Vested Units at the Fair Market Value thereof as set forth in Section 5.2(b) of the Employment Agreement, and

                      (y) in the event that a Change in Control occurs on or before the first anniversary of the Date of Termination, then the Recipient shall become immediately vested in any Restricted Stock Units that were not vested as of the Date of Termination (the "Additional Vested Units") and shall be entitled as of that first anniversary to an immediate distribution of that number of shares of Common Stock of the Company that is represented by those Additional Vested Units; provided, however, that the Company shall have the right to redeem the Additional Vested Units at the Fair Market Value thereof as set forth in Section 5.2(b) of the Employment Agreement.

                      (ii) if the Recipient's employment with the Company or the Subsidiary, whichever is applicable, is terminated due to the Recipient's disability or death either after the Performance Condition is satisfied, or before December 31, 2005, the Recipient or the Recipient's estate or designated beneficiary(ies), whichever is applicable, shall become immediately vested in 50% of the Restricted Stock Units unless more than 50% of the Restricted Stock Units have previously vested (the "Additional Vested Units"); and shall be entitled to an immediate distribution of that number of shares of Common Stock of the Company that is represented by those Vested Units provided, however, that the Company shall have the right to redeem the Additional Vested Units at the Fair Market Value thereof as set forth in Section 5.2(b) of the Employment Agreement;

                      (iii) if the Recipient's employment with the Company or the Subsidiary is terminated by the Company or the Subsidiary, whichever is applicable, for Cause, after the Performance Condition has been satisfied, then on or before the first regular pay date after the Date of Termination the Recipient shall become immediately entitled to a distribution of that number of shares of Common Stock of the Company that is represented by the percentage of the Restricted Stock Units that are Vested; provided, however, that the Company shall have the right to redeem the Additional Vested Units at the Fair Market Value thereof as set forth in Section 5.2(b) of the Employment Agreement.

           For purposes of this Agreement, the terms "Cause", "Good Reason", "Fair Market Value," "Date of Termination," and "Qualified Change in Control" shall have the same meanings as set forth in the Employment Agreement. If the Company wishes to exercise its right under the foregoing provisions to redeem any Vested Units or Additional Vested Units, it shall provide written notice thereof to the Executive within 30 days after the Date of Termination and the closing on such transaction shall occur within 20 days after such notice.

4. Delivery of Shares Represented by the Restricted Stock Units

           (a) Except as otherwise set forth in the Employment Agreement, the Company shall deliver to the Recipient, within 30 days after the occurrence of the Distribution Event, the shares of Common Stock of the Company that are represented by the Vested Units under this Agreement. For this purpose, a "Distribution Event" shall occur on the earliest of (i) the date on which the Recipient is no longer an employee of either the Company or the Subsidiary for any reason, (ii) the date on which a Qualified Change of Control (as defined in the Employment Agreement) occurs; or (iii) the Trigger Date (as defined in Section 4(b) hereof); provided, however, that in the circumstances of a Change in Control as set forth in clause (y)(1) of Section 3.2(c)(iii) of the Employment Agreement, the date of the consummation of the reorganization, merger, consolidation or corporate transaction or series of transactions (rather than the date of the stockholder approval) shall be deemed to be the date of the Change in Control for purposes of this Section 4(a).

           (b) For purposes of Section 4(a) hereof, the "Trigger Date" shall mean the following:

                      (i) with respect to the Restricted Stock Units that vest on the later of May 31, 2005 or the date on which the Performance Condition is satisfied in accordance with Section 3(a) hereof, January 1, 2006, or if the Performance Condition under Section 2(a) is not satisfied but the Performance Condition under Section 2(b) is satisfied, April 1, 2006; and

                      (ii) with respect to the Restricted Stock Units that vest on April 1, 2006 in accordance with Section 3(a) hereof, or on any succeeding April 1, the date on which the Restricted Stock Units become vested. Notwithstanding the foregoing, the Recipient may elect, in a writing received by the Company at least twelve (12) months prior to the applicable Trigger Date, to defer the Trigger Date specified in the applicable clause of this Section 4(b) until any later date, subject to such limitations as may be necessary to comply with the tax laws in order that the Recipient not be required to recognize income as a result of such deferral.

           (c) All of the stock certificates evidencing any shares of Common Stock that are represented by the Restricted Stock Units pursuant to this Agreement shall bear appropriate legends restricting the sale or other transfer of the shares of Common Stock in accordance with applicable state and federal securities laws, this Agreement and the Plan.

5. Rights with Respect to Shares of Common Stock Represented by Restricted Stock Units.

           (a) Except as otherwise provided in this Section 5, the Recipient shall not have any rights, benefits or entitlements with respect to any shares of Common Stock that are represented by the Restricted Stock Units subject to this Agreement unless and until a Distribution Event has occurred.

           (b) Notwithstanding Section 5(a) hereof, during the term of this Agreement, the Recipient shall have the right to receive distributions (the "Dividend Equivalent Payments") from the Company equal to any dividends or other distributions that would have been distributed to the Recipient if each of the Restricted Stock Units instead were an issued and outstanding share of Common Stock owned by the Recipient. The Dividend Equivalent Payments, reduced by any applicable withholding taxes, shall be made at the same time, in the same form and in the same manner as dividends or other distributions are paid to the holders of Common Stock of the Company; provided, however, that (i) there shall be no Dividend Equivalent Payments with respect to any dividend distribution of shares in the Company's subsidiary, Profit Center Software Inc. ("PCS"), unless all of the computer divisions of the Company in North America have implemented PCS software on or before June 30, 2005; and (ii) that if the dividend declared is a dividend of shares of Common Stock, then any shares of Common Stock issued to the Recipient with respect to the Restricted Stock Units subject to this Agreement shall have the same status and bear the same legend as the Restricted Stock Units and shall be held by the Company (and the Recipient shall provide a duly executed stock power therefore) until a Distribution Event, unless otherwise determined by the Committee.

           (c) In the event that the number of shares of Common Stock of the Company, as a result of a combination of the Common Stock or any other change or exchange for other securities, by reclassification, reorganization or otherwise, is increased or decreased or changed into or exchanged for a different number or kind of shares of Common Stock or other securities of the Company or of another entity, the number of Restricted Stock Units subject to this Agreement shall be appropriately adjusted to reflect that change. If any adjustment shall result in a fractional share, the fraction shall be disregarded.

6. Tax Withholding. On or before a Distribution Event or the date on which the Recipient becomes entitled to receive a Dividend Equivalent Payment, as a condition to the Company's obligations with respect to the Restricted Stock Units (including, without limitation, any obligation to deliver any shares of Common Stock or make any Dividend Equivalent Payments hereunder), the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local taxes of any kind required to be withheld with respect to its delivery of the shares of Common Stock and Dividend Equivalent Payments. If the Recipient shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of the Common Stock or any Dividend Equivalent Payments.

7. Registration of Restricted Stock Units and Shares of Common Stock. If and to the extent it has not already done so, the Company shall register with the Securities and Exchange Commission ("SEC"), on a Form S-8 or such other required form, both the Restricted Stock Units and the shares of Common Stock that are represented by the Restricted Stock Units under this Agreement.

8. Amendment, Modification and Assignment. No provision of this Agreement may be modified, waived or discharged unless that waiver, modification or discharge is agreed to in writing signed by the Recipient and the Company. No waiver by either party of any breach by the other party to this Agreement of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to by the Committee, this Agreement shall not be assigned by the Recipient in whole or in part. The rights and obligations created under this Agreement shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

9. Transferability. The Restricted Stock Units granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution. In addition, the Restricted Stock Units shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Restricted Stock Units shall not be subject to execution, attachment or similar process.

10. Beneficiary Designation. The Recipient shall have the right to designate, on a beneficiary designation form satisfactory to the Committee which shall be filed with the Company, a beneficiary or beneficiaries to receive any unissued shares of Common Stock and/or Dividend Equivalent Payments under this Agreement in the event of the death of the Recipient. In the event that the Recipient shall not file a beneficiary designation form with the Company, or if none of the designated beneficiaries survive the Recipient, then any unpaid shares of Common Stock and/or Dividend Equivalent Payments under this Agreement shall be paid to the estate of the Recipient.

11. Miscellaneous.

           (a) No Right to Employment or Service. The grant of this Restricted Stock Unit award shall not confer, or be construed to confer, upon the Recipient any right to be employed by or perform services for the Company, the Subsidiaries or their subsidiaries.

           (b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or the Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

           (c) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the award of Restricted Stock Units under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the award of Restricted Stock Units, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect).

           (d) No Trust or Fund Created. Neither this Agreement nor the grant of the award of Restricted Stock Units shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. The Restricted Stock Units subject to this Agreement represent only the Company's unfunded and unsecured promise to issue shares of Common Stock to the Recipient in the future. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

           (e) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

           (f) Interpretation. The Recipient accepts this award of Restricted Stock Units subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan.

           (g) Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

12. Complete Agreement. This Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

           IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

SYSTEMAX INC., a Delaware corporation By: /s/ Bruce Leeds Name: BRUCE LEEDS Title: VICE CHAIRMAN

Agreed and Accepted:

By: /s/ Gilbert Fiorentino
     GILBERT FIORENTINO

Exhibit B

SYSTEMAX INC.

2005 Employee Stock Purchase Plan

1. Purpose. The purpose of the Systemax Inc. 2005 Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Systemax Inc. (the "Company") or a Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). Two million (2,000,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

2. Administration. The Plan will be administered by the person or persons (the "Administrator") appointed by the Company's Board of Directors (the "Board") for such purpose. The Administrator has the authority to make rules and regulations for the administration of the Plan, in its sole discretion, and its interpretations and decisions with regard thereto shall be final and conclusive. If no person is appointed as the Administrator, then the Compensation Committee of the Board (or, as determined by the Compensation Committee, a subcommittee thereof) shall be the Administrator of the Plan. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

3. Offerings. The Company will make one or more offerings to Eligible Employees (as defined below) to purchase Common Stock under the Plan ("Offerings"). Unless otherwise determined by the Administrator, the initial Offering will begin on the Effective Date and will end on the following September 30 (the "Initial Offering"). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after the first day of each calendar quarter (October 1, January 1, April 1, July 1) and will end on the last business day occurring on or before the end of each calendar quarter (December 31, March 31, June 30, September 30, respectively). The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 12 months in duration or overlap any other Offering.

4. Eligibility. Each individual classified as an employee (within the meaning of Section 3401(c) of the Code and the regulations thereunder) by the Company or a Designated Subsidiary on the Company's or the Designated Subsidiary's payroll records during the relevant participation period (each an "Eligible Employee") is eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") he or she has been an employee for at least one (1) year and is customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week .

5. Participation.

           (a) Any Eligible Employee may elect to become a Participant by submitting an enrollment form to the designated representative of the Company's human resources department at least one (1) week before the applicable Offering Date (or such other deadline as shall be established by the Administrator for the Offering). The form will (i) state a whole percentage at a minimum of one percent (1%) and a maximum of ten percent (10%) to be deducted from his Compensation (as defined in Section 11) per pay period, (ii) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (iii) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate.

           (b) Except as provided elsewhere in the Plan, a Participant's election to participate in the Plan and payroll deduction election shall continue in effect until the Participant withdraws from the Plan or terminates employment.

           (c) All Participants shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5).

           (d) In accordance with Section 423(b)(8) of the Code, the Administrator may reduce a Participant's payroll deductions, but not below zero percent (0%), at any time during an Offering.

6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least one (1) week before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

7. Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to the designated representative of the Company's human resources department. The Participant's withdrawal will be effective as of the next business day. Following a Participant's withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 5.

8. Grant of Options. On each Offering Date, the Company will grant to each Participant an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee's accumulated payroll deductions on such Exercise Date by the Applicable Percentage (as defined in Section 11) of the lesser of the Fair Market Value of the Common Stock on the Grant Date or the Exercise Date; provided, however, that the Administrator may determine in advance of an Offering to use solely the Grant Date or the Exercise Date for such determination, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each employee's Option shall be exercisable only to the extent of such employee's accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the "Option Price") will be the Applicable Percentage of the lesser of the Fair Market Value of the Common Stock on the Grant Date or the Exercise Date.

           Notwithstanding the foregoing, no employee may be granted an Option hereunder if such employee, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply to determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied by taking Options into account in the order in which they were granted. The Administrator also has the right to impose an overall limit on the number of shares issued in any offering period.

9. Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant's account at the end of an Offering will be refunded to the employee promptly.

10. Issuance of Certificates; Transfer of Shares. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose. No Participant (or joint tenant or nominee) may sell, pledge or otherwise transfer the shares of Common Stock acquired by the Participant under the Plan until the expiration of the applicable Holding Period, except as permitted under Offering terms or rules adopted by the Administrator or for transfers to the estate or beneficiaries of deceased Participants (in which case such transferees shall be bound by this restriction). Certificates representing shares of Common Stock purchased under the Plan shall bear appropriate legends and be subject to appropriate stop transfer orders to reflect this restriction. Shares purchased under the Plan are non-forfeitable.

11. Definitions.

          (a) The term "Applicable Percentage" means 95% (or such other percentage, not below 85%, as may be determined by the Administrator in advance of an Offering).

           (b) The term "Compensation" means the amount of base pay prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

           (c) The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by stockholders.

           (d) The term "Effective Date" means January 1, 2006.

           (e) The term "Fair Market Value of the Common Stock" on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is traded on a national securities exchange or other primary trading market, the Fair Market Value of the Common Stock will equal the closing sales price as reported on the principal exchange or market for the Common Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.

           (f) The term "Holding Period" means one year, or such other period of time as may be established by the Administrator, following the Exercise Date during which the Common Stock acquired pursuant to the Plan may not be sold, pledged or otherwise transferred by the Participant. The Holding Period may be changed by the Administrator with respect to any Offering and may apply to all or a designated portion of the shares of Common Stock purchased by each Participant in the Offering, subject to Section 5.

           (g) The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

           (h) The term "Participant" means an Eligible Employee who has complied with the provisions of Section 5.

           (i) The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment. If a Participant's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Designated Subsidiary or ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract (including under the policy pursuant to which the leave of absence was granted) or if the Administrator otherwise provides in writing.

13. Special Rules. Notwithstanding anything herein to the contrary, the Board or the Administrator may in its discretion amend or vary the terms of the Plan, establish one or more sub-plans or adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Board or Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

15. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under Section 423(b) of the Code.

19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21. Governmental Regulations; Applicable Law. The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option or one year after the Exercise Date pursuant to which such shares were purchased.

25. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares shall comply with all applicable provisions of law, whether domestic or foreign, including without limitation the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 as amended, the rules and regulations of the Securities and Exchange Commission and the requirements of any stock exchange or automated quotation system upon which the shares of stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law.

26. Effective Date and Approval of Shareholders. The terms of the Plan were adopted by the Board of Directors on March 30, 2005 and shall take effect on the Effective Date, subject to approval, in accordance with applicable state law, by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present.

ANNUAL MEETING OF STOCKHOLDERS OF

SYSTEMAX INC.

December 29, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN THE BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:
                                         NOMINEES:
[  ] FOR ALL NOMINEES                   (  ) Richard Leeds
                                        (  ) Bruce Leeds
[  ] WITHHOLD AUTHORITY                 (  ) Robert Leeds
     FOR ALL NOMINEES                   (  ) Gilbert Fiorentino
                                        (  ) Robert Rosenthal
[  ] FOR ALL EXCEPT                     (  ) Stacy S. Dick
     (See instructions below)           (  ) Ann R. Leven

INSTRUCTION: To withold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   [  ]

2. To consider and vote upon a proposal to approve the Resitricted Stock Unit Agreement between the Company and Gilbert Fiorentino.
For [  ]     Against [  ]      Abstain [  ]

3. To consider and vote upon a proposal to Approve the Company's 2005 Employee Stock Purchase Plan.
For [  ]     Against [  ]      Abstain [  ]

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Signature of Stockholder Date	Signature of Stockholder Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SYSTEMAX INC.

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints Curt Rush and Michael J. Speiller, and each of them, with power of substitution, attorneys and proxies to represent and vote all shares of Common Stock of Systemax Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Systemax Inc. to be held on December 29, 2005, at 2:00 p.m., local time, and at any adjournment or postponements thereof.

           Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is confined to the purposes stated in the Notice of the Meeting. This Proxy will, however, convey discretionary authority to the persons named herein as proxies to vote on matters incident to the conduct of the Meeting.

           This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees and FOR proposals 2 and 3.

(Continued and to be signed on the reverse side)